Exhibit 99.1

NEWS RELEASE

Visteon Announces 2018 Financial Results

•	Sales of $2,984 million ($731 million in fourth quarter)

•	Net income of $164 million ($43 million in fourth quarter)

•	Adjusted EBITDA of $330 million ($74 million in fourth quarter)

•	Awarded $6.9 billion in new business in 2018

•	Executed $300 million of share repurchases during 2018

VAN BUREN TOWNSHIP, Mich., Feb. 21, 2019 — Visteon Corporation (Nasdaq: VC) today announced full-year 2018 results, reporting net income attributable to Visteon of $164 million or $5.52 per diluted share, compared with $176 million or $5.47 per diluted share in 2017.

Full-year sales in 2018 were $2,984 million, compared with $3,146 million in 2017. The decrease of $162 million is primarily due to unfavorable vehicle production volumes, customer pricing net of design changes, and product mix, partially offset by new business and favorable currency. Net cash provided from operating activities was $204 million for full-year 2018, compared with $215 million in 2017.

In 2018, global vehicle manufacturers awarded Visteon new business of $6.9 billion. New business win growth was driven by new digital products, primarily all-digital clusters and audio infotainment.

“The market environment in 2018 was very challenging, as vehicle production softened in the second half of the year,” said President and CEO Sachin Lawande. “Despite these challenges, Visteon made significant progress in the transformation of its business. We launched the industry’s first production cockpit domain controller with Daimler and secured significant new business wins in the fast-growing digital cluster and infotainment segments. By winning approximately $7 billion in new business for the second consecutive year — and adding five new customers in the process — we strengthened Visteon’s position toward achieving our long-term growth targets.”

Fourth Quarter in Review

Sales totaled $731 million and $797 million during the fourth quarters of 2018 and 2017, respectively. The year-over-year decrease was primarily related to unfavorable vehicle production volumes, customer pricing net of design changes, and unfavorable currency impacts. On a regional basis, in the fourth quarter of 2018 Europe accounted for 29 percent of sales; China Domestic 16 percent; China Export 9 percent; the Americas 24 percent; and Other Asia-Pacific 22 percent.

Gross margin for the fourth quarter of 2018 and 2017 was $96 million and $137 million, respectively. Adjusted EBITDA, a non-GAAP measure as defined below, was $74 million for the fourth quarter of 2018, compared with $102 million for the same quarter last year. Adjusted EBITDA margin was 10.1 percent for the fourth quarter of 2018, 270 basis points lower than the same period in the prior year.

For the fourth quarter of 2018, net income attributable to Visteon was $43 million or $1.49 per diluted share, compared with $25 million or $0.79 per diluted share for the same period in 2017. Adjusted net income, which excludes restructuring charges and discontinued operations, was $44 million or $1.52 per diluted share for the fourth quarter of 2018, compared with $52 million or $1.64 per diluted share for the same period in 2017.

Cash and Debt Balances

As of Dec. 31, 2018, Visteon had cash totaling $467 million. Total debt as of Dec. 31 was $405 million.

For the fourth quarter of 2018, cash from operations was $97 million and capital expenditures were $31 million. Full-year cash from operations was $204 million and capital expenditures were $127 million. Total Visteon adjusted free cash flow, a non-GAAP financial measure as defined below, for the fourth quarter and the full-year was $72 million and $107 million, respectively.

Share Repurchases

On Jan. 15, 2018, Visteon’s Board of Directors authorized the purchase of up to $700 million of the company’s shares outstanding. During 2018, the company completed $300 million of the authorized repurchases by acquiring 2,805,531 shares at an average price of $106.92. As of Dec. 31, 2018, the company had 28.4 million diluted shares of common stock outstanding. Visteon is authorized to purchase an additional $400 million of shares through Dec. 31, 2020.

Full-Year 2019 Outlook

Visteon affirmed its full-year 2019 guidance, with sales in the range of $2.90 billion to $3.00 billion, adjusted EBITDA in the range of $280 million to $310 million, and adjusted free cash flow in the range of $80 million to $100 million.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2018. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Feb. 21, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196

Outside U.S./Canada: 970-297-2404

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the investors section of Visteon’s website. A news release on Visteon’s first-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 3164539. The phone replay will be available for one week following the conference call.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructuring, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for 2018 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Follow Visteon:

Contacts:

Media:

Jim Fisher

734-710-5557

734-417-6184 – mobile

jfishe89@visteon.com

Investors:

Kris Doyle

734-710-7893

kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, Dollars in Millions, Except Per Share Data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2018	2017	2018	2017
Sales	$731	$797	$2,984	$3,146
Cost of sales	(635)	(660)	(2,573)	(2,655)

Gross margin	96	137	411	491
Selling, general and administrative expenses	(54)	(65)	(193)	(226)
Restructuring expense, net	(1)	(4)	(29)	(14)
Interest expense, net	(1)	(4)	(7)	(16)
Equity in net income of non-consolidated affiliates	3	1	13	7
Loss on divestiture	—	(33)	—	(33)
Other income	4	3	21	14

Income from continuing operations before income taxes	47	35	216	223
Provision for income taxes	(1)	(14)	(43)	(48)

Net income from continuing operations	46	21	173	175
Net (loss) income from discontinued operations, net of tax	(1)	9	1	17

Net income	45	30	174	192
Net income attributable to non-controlling interests	(2)	(5)	(10)	(16)

Net income attributable to Visteon Corporation	$43	$25	$164	$176

Earnings per share data:
Basic earnings (loss) per share
Continuing operations	$1.53	$0.52	$5.53	$5.03
Discontinued operations	(0.03)	0.29	0.03	0.54

Basic earnings per share attributable to Visteon Corporation	$1.50	$0.81	$5.56	$5.57

Diluted earnings (loss) per share
Continuing operations	$1.52	$0.51	$5.49	$4.94
Discontinued operations	(0.03)	0.28	0.03	0.53

Diluted earnings per share attributable to Visteon Corporation	$1.49	$0.79	$5.52	$5.47

Average shares outstanding (in millions)
Basic	28.7	31.0	29.5	31.6
Diluted	28.9	31.7	29.7	32.2
Comprehensive income:
Comprehensive income	$37	$51	$128	$256
Comprehensive income attributable to Visteon Corporation	$35	$45	$122	$235

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, Dollars in Millions)

	December 31 2018	December 31 2017
ASSETS
Cash and equivalents	$463	$706
Restricted cash	4	3
Accounts receivable, net	486	530
Inventories, net	184	189
Other current assets	159	175

Total current assets	1,296	1,603
Property and equipment, net	397	377
Intangible assets, net	129	132
Investments in non-consolidated affiliates	42	41
Other non-current assets	143	151

Total assets	$2,007	$2,304

LIABILITIES AND EQUITY
Short-term debt, including current portion of long-term debt	$57	$46
Accounts payable	436	470
Accrued employee liabilities	67	105
Other current liabilities	161	180

Total current liabilities	721	801
Long-term debt	348	347
Employee benefits	257	277
Deferred tax liabilities	23	23
Other non-current liabilities	76	95
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,335	1,339
Retained earnings	1,609	1,445
Accumulated other comprehensive loss	(216)	(174)
Treasury stock	(2,264)	(1,974)

Total Visteon Corporation stockholders’ equity	465	637
Non-controlling interests	117	124

Total equity	582	761

Total liabilities and equity	$2,007	$2,304

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS 1

(Unaudited, Dollars in Millions)

	Three Months Ended December 31		Twelve Months Ended December 31
	2018	2017	2018	2017
OPERATING
Net income	$45	$30	$174	$192
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	24	25	91	87
Losses on divestitures and impairments	—	33	—	33
Non-cash stock-based compensation	4	3	8	12
Transaction (gains)	—	—	(8)	(11)
Equity in net income of non-consolidated affiliates, net of dividends remitted	(3)	(1)	(13)	(7)
Other non-cash items	1	(1)	3	1
Changes in assets and liabilities:
Accounts receivable	(38)	(19)	44	10
Inventories	39	12	1	(3)
Accounts payable	(2)	(15)	(19)	(54)
Other assets and other liabilities	27	19	(77)	(45)

Net cash provided from operating activities	97	86	204	215
INVESTING
Capital expenditures, including intangibles	(31)	(30)	(127)	(99)
Acquisition of businesses, net of cash acquired	—	—	16	(47)
Payments on divestiture of businesses	—	(48)	—	(48)
Settlement of net investment hedge	—	—	—	5
Proceeds from asset sales and business divestitures	—	—	—	15
Other, net	—	—	13	1

Net cash used by investing activities	(31)	(78)	(98)	(173)
FINANCING
Short-term debt, net	25	2	12	10
Distribution payments	—	—	(14)	(1)
Stock based compensation tax withholding payments	—	—	(7)	(1)
Principal payments on debt	—	—	—	(2)
Dividends paid to non-controlling interests	(16)	(9)	(28)	(38)
Repurchase of common stock	(50)	(30)	(300)	(200)
Other	—	1	2	(2)

Net cash used by financing activities	(41)	(36)	(335)	(234)
Effect of exchange rate changes on cash and equivalents	—	2	(13)	19

Net increase (decrease) in cash and equivalents	25	(26)	(242)	(173)
Cash and equivalents at beginning of period	442	735	709	882

Cash and equivalents at end of period	$467	$709	$467	$709

1	The Company has combined cash flows from discontinued operations with cash flows from continuing operations within the operating, investing and financing categories.

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, Dollars in Millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended December 31		Twelve Months Ended December 31		Estimated Full Year
	2018	2017	2018	2017	2019
Visteon:
Net income attributable to Visteon	$43	$25	$164	$176	$89 - $114
Depreciation and amortization	24	25	91	87	92
Restructuring expense, net	1	4	29	14	25
Interest expense, net	1	4	7	16	9
Equity in net income of non-consolidated affiliates	(3)	(1)	(13)	(7)	(12)
Loss on divestiture	—	33	—	33	—
Provision for income taxes	1	14	43	48	45 - 50
Net loss (income) from discontinued operations, net of tax	1	(9)	(1)	(17)	—
Net income attributable to non-controlling interests	2	5	10	16	12
Non-cash, stock-based compensation expense	4	3	8	12	20
Other	—	(1)	(8)	(8)	—

Adjusted EBITDA	$74	$102	$330	$370	$280 - $310

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) because the Company’s credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company’s liquidity that management believes are useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, as further adjusted for restructuring and transformation-related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31		Twelve Months Ended December 31		Estimated Full Year
	2018	2017	2018	2017	2019
Total Visteon:
Cash provided from operating activities	$97	$86	$204	$215	$200 - $210
Capital expenditures	(31)	(30)	(127)	(99)	(145 - 135)

Free cash flow	$66	$56	$77	$116	$55 - $75
Restructuring/transformation-related payments	6	2	30	30	25 - 25

Adjusted free cash flow	$72	$58	$107	$146	$80 - $100

Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company’s profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31		Twelve Months Ended December 31
	2018	2017	2018	2017
Net income attributable to Visteon:
Net income	$44	$16	$163	$159
Discontinued operations	(1)	9	1	17

Net income attributable to Visteon	$43	$25	$164	$176

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	Continuing Operations	Discontinued Operations	Total Visteon	Continuing Operations	Discontinued Operations	Total Visteon
Diluted earnings per share:
Net income (loss) attributable to Visteon	$44	$(1)	$43	$163	$1	$164
Average shares outstanding, diluted (in millions)	28.9	28.9	28.9	29.7	29.7	29.7

Diluted earnings (loss) per share	$1.53	$(0.03)	$1.49	$5.49	$0.03	$5.52

Adjusted earnings per share:
Net income (loss) attributable to Visteon	$44	$(1)	$43	$163	1	$164
Restructuring expense, net	1	—	1	29	1	30
Other	(1)	—	(1)	(10)	(1)	(11)
Loss (income) from discontinued operations, net of tax	—	1	1	—	(1)	(1)

Adjusted net income*	$44	$—	$44	$182	$—	$182
Average shares outstanding, diluted (in millions)	28.9	28.9	28.9	29.7	29.7	29.7

Adjusted earnings per share	$1.52	$—	$1.52	$6.13	$—	$6.13

*Tax impacts of approximately $2M.

	Three Months Ended December 31, 2017			Twelve Months Ended December 31, 2017
	Continuing Operations	Discontinued Operations	Total Visteon	Continuing Operations	Discontinued Operations	Total Visteon
Diluted earnings per share:
Net income attributable to Visteon	$16	$9	$25	$159	$17	$176
Average shares outstanding, diluted (in millions)	31.7	31.7	31.7	32.2	32.2	32.2

Diluted earnings per share	$0.50	$0.28	$0.79	$4.94	$0.53	$5.47

Adjusted earnings per share:
Net income attributable to Visteon	$16	$9	$25	$159	$17	$176
Restructuring expense, net	4	—	4	14	—	14
Loss on divestiture	33	—	33	33	—	33
Other	(1)	—	(1)	(8)	—	(8)
Income from discontinued operations, net of tax	—	(9)	(9)	—	(17)	(17)

Adjusted net income	$52	$—	$52	$198	$—	$198
Average shares outstanding, diluted (in millions)	31.7	31.7	31.7	32.2	32.2	32.2

Adjusted earnings per share	$1.64	$—	$1.64	$6.15	$—	$6.15

*Tax impacts of adjustments less than $1M.

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.